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                                                Active Link Communications, Inc.
                                                                         Form 8K
                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



                           MOBILITY CONCEPTS RECEIVES

                            $1 MILLION PURCHASE ORDER


     WORKING WITH CHICAGO-BASED NETWORK CENTURY, MOBILITY CONCEPTS EMPOWERS
        FORTUNE 100 COMPANY TO REMOTELY SURVEY CONSUMERS AND CAPTURE DATA

CHICAGO, IL - (PR NEWSWIRE) - FEBRUARY 25, 2003 - Mobility Concepts, Inc., a leading provider of mobile computing solutions to Fortune 2000 companies and the operating subsidiary of Active Link Communications, Inc. (OTCBB:ACVE), today announced that the Company has received a $1 million purchase order to deliver mobile computing hardware, product acquisition management and associated support services to a Fortune 100 customer of Network Century, a Chicago-based provider of communications solutions to the business community.

Michael Gregory, Vice President of Sales at Network Century, commented, "Supplying a comprehensive, customized mobile solution to this customer required that we work closely with only established experts in this specialized area of technology. The team at Mobility Concepts has demonstrated that they are not only industry experts, but also consummate professionals capable of delivering outstanding results while remaining acutely sensitive to critical product, price and delivery schedule specifications. We look forward to working closely with Mobility Concepts to expand our working relationship with this customer and on other mission-critical projects to follow."

Mobility Concepts expects to ship the entire $1 million order during the current fiscal quarter. Timothy Ells, Chief Executive Officer of Mobility Concepts, added, "Irrespective of industry, technological requirements or project complexity, Mobility Concepts' indelible signature on the marketplace remains consistent, reliable delivery of results. We are pleased to partner with Network Century on this important project and welcome the opportunity to leverage our expertise in this exciting, emerging market."

ABOUT NETWORK CENTURY
Network Century is a leading provider of advanced kiosk, CD-ROM, and video production services. Network Century excels at multimedia marketing and interactive training programs. Activities include customized solutions utilizing emerging technologies for corporate, financial and healthcare communications, entertainment products and market research projects. This comprehensive range of services is made available to clients through the vast and diverse experience of Network Century's staff. For additional information, visit http://www.networkcentury.com.

ABOUT MOBILITY CONCEPTS, INC.
Mobility Concepts, the operating subsidiary of Active Link Communications, Inc., is a leading provider of wireless networking and mobile computing solutions for the mobile workforce. The Company offers complete solutions that include business consulting, project design, handheld pen-based computers, wireless



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technologies, software development, systems integration, project management and ongoing managed services and warranty support. Mobility Concepts provides customers with a wide selection of mobile products and services in order to successfully implement, manage and deploy mobile and wireless projects. With headquarters in Naperville, Illinois and offices in Los Angeles, Milwaukee, Detroit, Atlanta, Cincinnati, and Denver, the Company has relationships with more than 30 vertical software developers and hardware manufacturers. Customers include such organizations as General Dynamics, AC Nielsen, Dow Agrosciences and Northwest Airlines. For additional information, visit the Company's web site at http://www.mobilityconcepts.com.

Statements made in this news release that are not historical facts may be deemed forward-looking, including statements regarding the Company's future operations. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements, include, among others, the ability to obtain additional financing, which is not assured; price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the Company's relationship with its suppliers and suppliers' ability to provide products on a timely basis; the achievement of lower costs and expenses; reliance on large customers; the Company's ability to attract acquisition candidates and to successfully integrate acquisitions into the Company's business; interest rate fluctuations and other general economic conditions; as well as factors discussed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

FOR MORE INFORMATION, PLEASE CONTACT:

At Network Century
Michael Gregory, Sales Director
312-644-1650 or via email at Mgregory@NetworkCentury.com

At Active Link Communications, Inc. (Mobility Concepts, Inc.)
Sally Ball, Director of Marketing and Communications
630-955-9755 or via email at sball@mobilityconcepts.com
OR
Investor/Broker/Media Relations, Elite Financial Communications Group, LLC Stephanie Noiseux, Vice President of Client Relations
407-585-1080 or via email at steph@efcg.net